UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

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                                    Form 8-K

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                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date Of Report (Date Of Earliest Event Reported):  October 29, 2010

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                               PURESPECTRUM, INC.
             (Exact Name of Registrant as Specified in its Charter)

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                      Commission File Number: 333-1418158

                 Delaware                           41-2233202
     (State or Other Jurisdiction Of             (I.R.S. Employer
      Incorporation or Organization)            Identification No.)

                             118 Pipermakers Circle
                                   Suite 105
                             Pooler, Georgia 31322
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          (Address of Principal Executive Offices Including Zip Code)


                          7391 Hodgson Memorial Drive
                            Savannah, Georgia 31406
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      (Former Address of Principal Executive Offices, Including Zip Code)


                                  912-330-0108
              (Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

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

Section 1.  Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

Forbearance Agreement:

     On October 29, 2010 , the Company entered a Forbearance Agreement (the "Agreement") with its secured creditors.
In order to finance its ongoing operations, the Company executed multiple secured convertible promissory notes with several creditors. The secured creditors have filed U.C.C. security interests encumbering all of the Company's assets now owned or hereafter acquired and the proceeds thereof. Barclay Lyons, LLC has a priority security interest. The secured convertible promissory notes are in default.

     Subject to compliance with the terms and conditions of the Forbearance Agreement, the secured creditors have agreed to defer foreclosure proceedings until February 25, 2011.

     The Forbearance Agreement provides in part for  Barclay Lyons  LLC to be
issued two million shares of the Company's Series B preferred Shares.   Each
Series B preferred share entitles the holder thereof to five hundred (500) votes per share and may vote on any action requiring any class of shares to vote. As a result of the issuance of the Series B preferred shares, there has been a change in control of the Company (See Item 5.01 below.).

     In consideration for the issuance of the Series B preferred shares, Barclay Lyons, LLC has agreed to forebear any foreclosure proceedings until December 20, 2010. In addition to the issuance of the Series B preferred shares, Pure Spectrum will be required to modify all existing debt obligations by December 20, 2010.

     The foregoing represents a summary of the terms and conditions of the Forbearance Agreement. For more information, you are urged to review the Forbearance Agreement which is attached hereto and designated Exhibit 10.1

Employment Agreement:

     Also on October 29, 2010, the Company entered into an interim employment agreement with Greg Clements, to serve as the Company's president and chief financial officer. The agreement provides in part for Mr. Clements to receive an annual salary of $96,000. He will also be issued fifteen (15) million shares of the Company's common stock on the one year anniversary date of the agreement subject to certain performance goals including but not limited to the Company securing annual sales of $360,000 or the Company can demonstrate that
monthly sales of at least $30,000 is achievable.    The effective date of the
Agreement was October 8, 2010.

     The foregoing represents a summary of the terms and conditions of the Interim Employment Agreement. For more information you are urged to review the Interim Employment Agreement which is attached hereto as Exhibit 10.2.

Item 3.02  Unregistered Sales of Equity Securities

     On November 3, 2010 the Company authorized the issuance of two million (2,000,000) shares of the Company's Series B Preferred Shares to Barclay Lyons,
LLC   The Series B preferred shares were issued in consideration for Barclay
Lyons  LLC  executing the Forbearance Agreement.

     The Series B Preferred Shares were issued in reliance on the exemptive provisions of Section 4(2) of the Securities Act.

Item 5.01  Changes in Control of Registrant

     On November 3, 2010, the Company authorized the issuance of two million (2,000,000) shares of its Series B preferred shares to Barclay Lyons, LLC.
Each Series B preferred share entitles the holder thereof to five hundred (500) votes of common stock per share held and may vote on any action requiring any class of shares to vote.

     As a result of the foregoing, and based on the number of shares of common stock issued and outstanding, Barclay Lyons, LLC will have voting control of the Company's operations and will be able to elect the Company's Board of
Directors and   have the right to approve any action requiring the vote of the holders of our common stock or any other class of stock

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1  Forbearance Agreement between the Company and Secured creditors
Exhibit 10.2  Interim Employment Agreement between the Company and Greg Clements
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                                  Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PureSpectrum, Inc.

Date:  November 11, 2010              By:  /S/ Gregory K. Clements
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                                           Name:  Gregory K. Clements
                                           Title: Chief Executive Officer